UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2023

LIQUIDIA CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-39724	85-1710962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

419 Davis Drive, Suite 100, Morrisville, North Carolina		27560
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (919) 328-4400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	LQDA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.02	Results of Operations and Financial Condition.

On May 4, 2023, Liquidia Corporation, a Delaware corporation, issued a press release announcing its financial results for the quarter ended March 31, 2023, and also provided a corporate update. A copy of the press release is furnished herewith as Exhibit 99.1.*

On May 4, 2023, the Company held a conference call and online webcast in connection with the Company’s announcement of its financial results for the quarter ended March 31, 2023. A copy of the script for such conference call and webcast is furnished as Exhibit 99.2 to this report. An archive of such conference call and webcast and the related question and answer session will be available online at https://liquidia.com/investors/events-and-presentations.

Item 9.01	Financial Statements and Exhibits.

(d)

Exhibit No.	Exhibit
99.1	Press Release of Liquidia Corporation, dated May 4, 2023.
99.2	Liquidia Corporation script for the conference call and online webcast held on May 4, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* The information in Item 2.02 of this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 4, 2023	Liquidia Corporation

	By:	/s/ Michael Kaseta
		Name:	Michael Kaseta
		Title:	Chief Financial Officer